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                                                                    EXHIBIT 6(b)

                               SALES AGREEMENT FOR
                              GRADISON MUTUAL FUNDS

TO: McDonald & Company Securities, Inc.
    580 Walnut Street
    Cincinnati, Ohio  45202


Dear Sir or Madam:

        We desire to enter into an agreement with you for the sale and distribution of the shares of the open-end investment companies of which you are the Distributor, or for which you may become distributor in the future, and the shares of which are offered to the public (the "Funds"). Upon acceptance of this Agreement by you, we understand that we may offer and sell shares of the Funds, subject, however, to all of the terms and conditions hereof and to your right, without notice, to suspend or terminate the sale of shares of the Funds.

         1. In all sales of shares of the Funds to the public, we shall act as dealer for our own account, and in no transaction shall we have any authority to act as agent for the Funds or for you.

         2. We understand that the shares of the Funds will be offered and sold at the current net asset value or offering price, as the case may be, as set forth in the current prospectus of each respective Fund in effect at the time the order for such securities is confirmed and accepted by you or your agent. The minimum dollar purchase of shares of the Fund shall be the applicable minimum amount described in the Prospectus and no order for less than such amount will be accepted hereunder. All purchase requests and applications submitted by us are subject to acceptance or rejection in your sole discretion, and, if accepted, each purchase will be deemed to have been consummated at your office. The procedures for handling orders shall be subject to the instructions which you shall forward to us from time to time.

         3. We certify (a) that we are either a member of the National Association of Securities Dealers, Inc. ("NASD") and agree to maintain membership in the NASD or (b) in the alternative, that we are a bank as that term is defined in Section 3(a)(6) of the Securities Exchange Act of l934. If we are a member of the NASD, we agree to abide by all the rules and regulations of the Securities and Exchange Commission and the NASD which are binding upon underwriters and dealers in the distribution of securities of open-end investment companies, including, without limitation, Section 26 of Article III of the NASD Rules of Fair Practice, all of which are incorporated herein as if set forth in full. We further agree to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies. We agree that we will not sell or offer for sale shares of the Fund in any state or jurisdiction where they have not been qualified for sale or in which we or the sales person responsible for the sale is not properly qualified or registered. Information about state registration of Funds is set forth in the Appendix.

         4. We will offer and sell the shares of the Funds only in accordance with the terms and conditions of the Prospectus and we will make no representations not included in the Prospectus or in any authorized supplemental material supplied by you. We understand that the Funds listed on the Appendix to this Agreement pay a distribution expense and service fee aggregating in excess of .25% per year, and, for such reason, may not be described as being "no-load" or having "no sales charge" or words to a similar effect. We will use our best efforts in the development and promotion of sales of the shares of the Fund and agree to be responsible for the proper instruction and training of all sales personnel employed by or registered as a broker with us, in order that the shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. We agree to hold you harmless and indemnify you from all claims and expenses, including legal expenses, in the event that we, or any of our sales representatives, should violate any law, rule or regulation, or any provision of this Agreement, which violation may result in liability to you; and in the event you determine to refund any amounts paid by any investor by reason of any such violation on our part, we shall return to you any commissions previously paid by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us. The provision set forth in the previous sentence shall survive any termination of this Agreement. .

         5. You represent that the substantive provisions of this paragraph have been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") by each Fund under a Distribution Expense Plan pursuant to said Rule (the "Plan").


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        (a) To the extent that we provide distribution and other services in the service and promotion of any Fund's shares, including furnishing services and assistance to our customers who invest in and own a Fund's shares and including, but not limited to, answering routine inquiries regarding a Fund and assisting in changing distribution options, account designations and addresses, and generally providing personal services to shareholders of a Fund, you shall pay us a distribution fee and/or service fee in the amount set forth in the current prospectus of the Fund based on the average daily net asset value of each Fund's shares which are owned of record by our firm as nominee for our customers or which are owned by those customers of our firm whose records, as maintained by each Fund or its agents, designate our firm as the customer's dealer of record. No such fee shall be paid to us with respect to shares purchased by us and redeemed or repurchased by a Fund or you, as agent, within seven (7) business days after the date of your confirmation of such purchase. In addition, no such fee will be paid to us with respect to any of our customers if the amount of such fee based upon the value of such customer's shares of a Fund will be less than $1.00. Payment of such fee to us shall be made within 30 days after the close of each calendar year for which such fee is payable.

        (b) We shall furnish you and any Fund with such information as shall reasonably be requested by the Trustees of any Fund with respect to the fees paid to us pursuant to this paragraph 6.

        (c) You shall furnish to the Trustees of any Fund, for their review, on a quarterly basis, a written report of the amount expended under the Plan by you and the purposes for which such expenditures were made.

        (d) The provisions of this paragraph may be terminated by the vote of a majority of the Trustees of any Fund who are non-interested Trustees or by a vote of a majority of a Fund's outstanding shares, on sixty (60) days' written notice, without payment of any penalty. Such provisions will be terminated by any act which terminates either a Fund's Distribution Agreement with you or this Dealer's Agreement and shall terminate immediately in the event of the assignment, as that term is defined in the Act, or this Dealer's Agreement.

        (e) The provisions of this paragraph 6 shall continue in full force and effect only so long as the continuance of the Plan and these provisions are approved at least annually by a vote of the Trustees of each Fund, including a majority of the non-interested Trustees, cast in person at a meeting called for the purpose of voting thereon.

         6. Payment for purchases of shares made by wire order from us shall be made to you and received by you within three business days after the acceptance of our order or such shorter time as may be required by law, except that payment for money market fund shares shall be made on the same day as orders are placed. If payment is not received by you, we understand that you reserve the right, without notice, forthwith to cancel the sale, or, at your option, to sell the shares ordered by us back to the Fund, in which latter case we may be held responsible for any loss, including loss of profit suffered by you resulting from our failure to make the aforesaid payment.

         7. We agree to purchase shares only from you or from our customers. If we purchase shares from you, we agree that all such purchases shall be made only to cover orders received by us from our customers, or for our own bona fide investment. If we purchase shares from our customers, we agree to pay such customers not less than the applicable repurchase price as established by the then current Prospectus.

         8. Your obligations to us under this Agreement are subject to all the provisions of any distributorship agreement entered into between you and any Fund. We understand and agree that in performing our services covered by this Agreement we are acting as principal, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith.

        9. We agree to obtain any taxpayer identification number certification from our customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide you with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

        10. We may terminate this Agreement by notice in writing to you, which termination shall become effective (30) days after the date of mailing such notice to you. We agree that you have and reserve the right, in your sole discretion without notice, to suspend the sale of shares of any Fund, or to withdraw entirely the offering of shares of any Fund, or, in your sole discretion, to modify, amend or cancel this Agreement upon written notice to us of such modification, amendment or cancellation, which shall be effective on the date stated in such notice except that if we object to any modification or amendment of the Agreement in writing within 30 days of the receipt of such modification or amendment, such modification or amendment shall not become effective and the Agreement shall be terminated as of your receipt of such written objection from us. Without limiting the foregoing, you may terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limiting the foregoing, any


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provision hereof to the contrary notwithstanding, our expulsion from the NASD will automatically terminate this Agreement without notice; our suspension from the NASD or violation of applicable state or Federal laws or rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon the date of your mailing notice to us of such termination. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause. All notice hereunder shall be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.

        11. This Agreement shall become effective as of the date when it is executed and dated by you below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Ohio. This Agreement is not assignable or transferable, except that your firm may assign or transfer this Agreement to any successor firm or corporation which becomes the Distributor of the Fund.

DEALER FIRM/BANK(NAME)
                       ------------------------------

(ADDRESS) -------------------------------------------

BY: -------------------------------------------------
                    (SIGNATURE)

-----------------------------------------------------
(NAME)                (TITLE)

Accepted:

McDONALD & COMPANY SECURITIES, INC.

By:
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Date:     day of
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7/7/97



                                   APPENDIX TO
                               SALES AGREEMENT FOR
                         GRADISON-McDONALD MUTUAL FUNDS



All of the Funds are registered for sale in all states and the District of Columbia except that the Gradison-McDonald Ohio Tax-Free Income Fund is registered only in Ohio, Indiana, Kentucky, and Michigan.

The following Funds pay 12b-1 fees in excess of .25% and are, therefore, not to be described as "no-load":

Gradison Established Value Fund
Gradison Opportunity Value Fund
Gradison Growth and Income Fund
Gradison International Fund


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